UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 14, 2012

Interline Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32380	03-0542659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 San Marco Boulevard, Jacksonville, Florida	32207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 421-1400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.            Changes in Registrant’s Certifying Accountant.

On September 14, 2012, Interline Brands, Inc. (the “Company”) engaged PricewaterhouseCoopers LLP as the Company’s new independent registered certified public accounting firm. During the fiscal years ended December 31, 2010 and December 30, 2011, and through September 14, 2012, the Company had not consulted with PricewaterhouseCoopers LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by PricewaterhouseCoopers LLP that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02.            Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2012, the Company, Interline Brands, Inc., a New Jersey corporation (“Interline New Jersey”) and Kenneth D. Sweder entered into a retention bonus agreement (the “Retention Bonus Agreement”).  In light of Mr. Sweder’s position and responsibilities, and his value to the organization, the Board of Directors of the Company approved the Retention Bonus Agreement to encourage Mr. Sweder to remain with the Company on a long-term basis and to add additional shareholder value.  The Retention Bonus Agreement provides that, subject to Mr. Sweder’s continued employment with Interline New Jersey through the applicable payment date, Mr. Sweder will be entitled to cash payments in the aggregate amount of $575,000 (the “Retention Bonus”), payable in six installments in accordance with the following schedule: (i) $95,834 payable on December 1, 2012; (ii) $95,834 payable on April 1, 2013; (iii) $95,833 payable on July 1, 2013; (iv) $95,833 payable on October 1, 2013; (v) $95,833 payable on January 1, 2014; and (vi) $95,833 payable on April 1, 2014.  Notwithstanding the foregoing, if Mr. Sweder’s employment is terminated prior to April 1, 2014 due to his death or disability, by Interline New Jersey without cause or by Mr. Sweder for good reason (as each such term is defined in his Change in Control Severance Agreement), Mr. Sweder will be entitled to receive in a single lump sum all then-unpaid installments in respect of the Retention Bonus within thirty (30) days following the date of such termination.

The foregoing description of certain terms and conditions of the Retention Bonus Agreement is qualified in its entirety by reference to the full text of the Retention Bonus Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description
10.1	Retention Bonus Agreement, dated as of September 14, 2012, among the Company, Interline New Jersey and Kenneth Sweder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLINE BRANDS, INC.

BY:	/s/ Michael Agliata
Michael Agliata
Vice President, General Counsel & Secretary

Date: September 19, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1	Retention Bonus Agreement, dated as of September 14, 2012, among the Company, Interline New Jersey and Kenneth Sweder.